UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) February 19, 2019
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Matador Resources Company
(Exact name of registrant as specified in its charter)
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Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway, Suite 1500, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 371-5200
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.
On February 19, 2019, Joseph Wm. Foran, Chairman and Chief Executive Officer of Matador Resources Company (the “Company”), exercised a nonqualified employee stock option to purchase with cash 200,000 shares of the Company’s common stock (the “Options”) that had been granted to Mr. Foran on February 19, 2016 (the “Exercise”). The Options vested 100% on February 19, 2019 and had an exercise price of $15.00. As a result of the Exercise, Mr. Foran paid $3,000,000 in cash to the Company to add to its treasury. Mr. Foran has informed the Company that he intends to cover the resulting tax liability of approximately $300,000 with cash instead of forfeiting any shares of common stock in satisfaction of such obligation.
Further information with respect to the Exercise is available on the Form 4 filed with the Securities and Exchange Commission by Mr. Foran on February 19, 2019 (the “Form 4”). As described on the Form 4, following the Exercise, Mr. Foran gifted a substantial portion of the resulting shares of common stock of the Company to the Foran 2012 Savings Trust and the Foran 2012 Security Trust, marital trusts established by Mr. Foran and his spouse (the “Trusts”). The trustees and beneficiaries of the Trusts are all members of Mr. Foran’s immediate family.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: February 19, 2019	By:	/s/ Craig N. Adams
	Name:	Craig N. Adams
	Title:	Executive Vice President